Filed Pursuant to Rule 424(b)(5)

Registration No. 333-176622

Prospectus supplement (to prospectus dated September 1, 2011)

1,000,000 Shares

Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,000,000 shares of our common stock, par value $0.0001 per share, to Richard Kiphart, , a member of our Board of Directors, under a Subscription Agreement dated May 15 , 2012.

The purchase price for shares of common stock sold to Mr. Kiphart will be $2.55 per share, the consolidated closing bid price per share on the NASDAQ Capital Market on May 14, 2012. We will receive immediate gross proceeds from the sale of the shares equal to approximately $2,550,000.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “LIME”.  On May 14, 2012, the last reported sale price for our common stock as reported on the NASDAQ Capital Market was $2.59 per share.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” of this prospectus on page S-4 of this prospectus supplement to read about risks you should consider carefully before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 15, 2012

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-176622) that we filed with the Securities and Exchange Commission, or the SEC, and that was declared effective by the SEC on October 7, 2011. This prospectus supplement describes the specific details regarding this offering, including the price, the amount and a description, of our securities being offered, some of the risks of investing in our securities and other items. The accompanying prospectus provides more general information. To the extent that information in this prospectus supplement or any of the documents incorporated by reference into this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into the accompanying prospectus, you should rely on this prospectus supplement or the documents incorporated by reference into this prospectus supplement, as the case may be. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement together with the additional information about us described in the section entitled “Where You Can Find More Information.”

In this prospectus, references to “Lime,” “Lime Energy”, the “company,” “we,” “our” or “us,” unless the context otherwise requires, refer to Lime Energy Co.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus include “forward- looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Without limiting the foregoing, the words “may,” “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue”  “target,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document, and we assume no obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those contained in or incorporated by reference into this prospectus. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus supplement and the accompanying prospectus carefully, especially the matters discussed under “Risk Factors” beginning on page S-4, and the documents incorporated by reference herein, including the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2011, as amended. See “Incorporation of Information by Reference” below.

Business Overview

We are a leader in planning and delivering clean energy solutions that assist our clients in the achievement of their energy efficiency and renewable energy goals.  We operate in three specific markets: the utility market, the public sector and institutional market and the commercial and industrial market.  Our clients include utilities, energy service companies (“ESCOs”), government entities, educational institutions, commercial and industrial businesses, and property owners and managers.  We focus on deploying solutions to improve building energy efficiency, reduce energy-related expenditures and the impact of energy use on the environment, thereby helping our clients save money, improve their facilities and meet their energy efficiency goals and mandates.  Our solutions include energy efficient lighting upgrades, energy efficient mechanical and electrical retrofit and upgrade services, water conservation, building weatherization, on-site generation and renewable energy project development and implementation.  We provide energy solutions across a range of facilities, from high-rise office buildings, distribution facilities, manufacturing plants, retail sites, multi-tenant residential buildings, mixed use complexes, hospitals, colleges & universities, large government sites to small, single tenant facilities.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” on page S-4 and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus including, but not limited to, the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of the factors you should consider carefully before deciding to purchase these securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Our Corporate Information

Our principal executive offices are located at 16810 Kenton Drive, Suite 240, Huntersville, NC, our telephone number is (704) 892-4442 and our Internet address is www.lime-energy.com. Except for the documents specifically incorporated by reference into this prospectus supplement or the prospectus, the information on our Internet website is not incorporated by reference in this prospectus supplement or the accompanying prospectus. We have included our Internet website address as an inactive textual reference only.

The Offering

Common stock offered by us pursuant to this prospectus supplement	1,000,000 shares

Common stock to be outstanding after this offering	24,968,864 shares

Offering price	$2.55 per share

Use of proceeds

We currently intend to use net proceeds to us for general corporate purposes, which may include working capital, general and administrative expenses, and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. See “Use of Proceeds” for more information.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

NASDAQ Capital Market Symbol	“LIME”

The number of shares to be outstanding after this offering is based on 23,968,864 shares outstanding as of May 11, 2012, and does not include, as of May 11, 2012:

•                  4,501,310 shares of common stock issuable upon the exercise of stock options with a weighted average exercise price of $5.58 per share

•                  135,953 shares reserved for issuance upon exercise of outstanding warrants

•                  348,820 shares that are reserved for issuance pursuant to our equity incentive plan.

RISK FACTORS

In addition to other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2011, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (“Exchange Act”) that are incorporated by reference herein in evaluating our company, our properties and our business before making a decision to invest in the common stock. These risks are not the only ones faced by us. Additional risks not presently known to us or that we currently deem immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment. This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference. Please refer to the section entitled “Forward-Looking Statements” in this prospectus supplement.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale by us of 1,000,000 shares of common stock in this offering at the offering price of $2.55 per share, you will experience immediate dilution of $1.45 per share, representing the difference between our consolidated net tangible book value per share of $0.99 per share as of March 31, 2012 and the offering price. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

USE OF PROCEEDS

We estimate that net proceeds to us from the sale of 1,000,000 shares of our common stock in this offering will be approximately $2,540,000, after deducting estimated offering costs payable by us. The expenses of the offering are expected to be approximately $10,000.

We intend to use the proceeds for general corporate purposes, including working capital, general and administrative expenses, and capital expenditures; however, we have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. See “Risk Factors—Risks Related to this Offering—Management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.”  We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DILUTION

The purchasers of the common stock in the offering will suffer an immediate and substantial dilution in net tangible book value per share. Dilution is the amount by which the public offering price paid by the purchaser of shares of our common stock exceeds the net tangible book value per share of our common stock after the offering. Pro forma net tangible book value represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less goodwill and intangible assets. Net tangible book value per share represents our net tangible book value divided by the number of shares of common stock outstanding. As of March 31, 2012 our net tangible book value was $23.8 million and our net tangible book value per share was $0.99.

After giving effect to the sale of 1,000,000 shares of common stock in the offering at a public offering price of $2.55 per share, which was the last reported stock price of our common stock on the NASDAQ Capital Market on May 14, 2012, our adjusted net tangible book value as of March 31, 2012 would have been $26.3 million, or $1.10 per share. This represents an immediate increase in net tangible book value of $0.11 per share to existing stockholders and immediate dilution of $1.45 per share to new investor purchasing shares in the offering. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.55
Net tangible book value per share as of March 31, 2012	$0.99
Increase in net tangible book value per share attributable to new investor	$0.11

Adjusted net tangible book value per share after the offering		$1.10

Dilution in net tangible book value per share to new investor		$1.45

The information above excludes the following:

•                  4,555,593 shares of our common stock issuable upon the exercise of options outstanding as of March 31, 2012 with a weighted average exercise price of $5.59 per share; and

•                  135,953 shares of our common stock issuable upon the exercise of outstanding warrants as of March 31, 2012, with a weighted average exercise price of $23.68 per share.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,000,000 shares of our common stock that will be issued by us directly to Richard Kiphart, a member of our Board of Directors, pursuant to a Subscription Agreement dated May 15, 2012.  The Subscription Agreement provides for the immediate purchase and sale of the shares offered hereby upon execution.  Mr. Kiphart has represented to us that he is purchasing the shares offered hereby for his own account and not with a view towards distribution or resale.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Glusker Fields Claman & Machtinger LLP, Los Angeles, California.

EXPERTS

The financial statements and schedule incorporated by reference in this Prospectus Supplement, the Prospectus and in the Registration Statement have been audited by BDO USA, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated by reference herein, in the Prospectus and in the Registration Statement, and are incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

In addition, we maintain a web site that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our web site is www.lime-energy.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We have filed a registration statement on Form S-3 with the SEC for the common stock offered under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may:

•                  inspect a copy of this prospectus, including the exhibits and schedules, without charge at the public reference room;

•                  obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•                  obtain a copy from the SEC website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents into this prospectus:

•                  our annual report on Form 10-K for the year ended December 31, 2011 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2012 annual meeting of stockholders);

•                  our quarterly report on Form 10-Q for the quarter ended March 31, 2012;

•                  our current reports on Form 8-K as filed with the SEC on January 6, 2012, February 28, 2012, March 8, 2012 and May 1, 2012; and

•                  the description of our Common Stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A filed on February 21, 2008, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates. In addition, we also are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and amendments, if any, to those documents filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

You may request of copy of these filings, at no cost, by writing to Jeffrey Mistarz, Chief Financial Officer, Treasurer and Secretary, Lime Energy Co., 16810 Kenton Drive, Suite 240, Huntersville, NC 28078, or by telephone at (704) 892-4442.

PROSPECTUS

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell from time to time up to $50,000,000 in total of any combination of the securities described in this prospectus, either individually or in units. We also may offer common stock upon conversion of preferred stock or common stock or preferred stock upon the exercise of warrants. This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LIME.” On August 30, 2011, the reported closing price of our common stock was $3.68 per share. Prospective purchasers of securities are urged to obtain current information as to the market prices of our common stock.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” of this prospectus on page 3 and in the applicable prospectus supplement and under similar sections in the documents we incorporate by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2011

In this prospectus, references to “Lime,” “Lime Energy”, the “company,” “we,” “our” or “us,” unless the context otherwise requires, refer to Lime Energy Co.

You should rely only on the information contained in this prospectus, including information incorporated by reference as described above, or any prospectus supplement that we have specifically referred you to. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any one or more or a combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000 (or its equivalent based on the applicable exchange rate at the time of the sale in one or more foreign currencies, currency units or composite currencies that we may designate). We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We also may add, update or change in the prospectus supplement any of the information contained in this prospectus. If there is an inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and the applicable prospectus supplement together with the documents we incorporate by reference into this prospectus as described under the heading “Incorporation of Certain Documents By Reference” before making an investment decision. This prospectus may not be used to offer and sell securities without a prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC public reference room as discussed under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ABOUT OUR COMPANY

We are a leading provider of integrated energy engineering, consulting and implementation solutions focused on assisting our clients in the achievement of their energy efficiency goals.  We operate in three specific markets: the commercial and industrial market, the public sector market, and the utility market.  Our clients include commercial and industrial businesses, property owners and managers, utilities, energy service companies (“ESCOs”), government entities and educational institutions.  We focus on deploying solutions to improve building energy efficiency, reduce energy-related expenditures and the impact of energy use on the environment.  Our solutions include energy efficient lighting upgrades, energy efficient mechanical and electrical retrofit and upgrade services, water conservation, building weatherization and renewable project development and implementation.  We provide energy efficiency solutions across a range of facilities, from high-rise office buildings, distribution facilities, manufacturing plants, retail sites, mixed use complexes, large government sites to small, local facilities.

We offer our clients a full range of services to address their energy efficiency goals based on our ability to identify and deliver significant returns on our clients’ investments, improve the quality of their physical workspaces, maximize their operational savings and reduce their maintenance costs.  Our turnkey services include:

•                  Energy Consulting and Technical Services:  We apply our engineering expertise to analyze each client’s energy consumption and operational needs and develop customized energy efficiency and renewable energy solutions.  Our energy engineering and consulting services include sustainability consulting, energy auditing, energy master planning, project development services, design engineering and facility retro-commissioning.  We also provide design review and analysis of new construction projects to maximize energy efficiency and sustainability, project management of energy-related construction, and processing and procurement of incentive and rebate applications.

•                  Implementation:  We provide complete turnkey implementation services for a range of energy efficiency and renewable energy projects, including energy efficient lighting upgrades, energy efficiency mechanical and electrical retrofit and upgrade services, water conservation, weatherization and renewable project development and implementation, including solar, biomass and geothermal.  We consider factors such as current facility infrastructure, best available technologies, building environmental conditions, hours of operation, energy costs, available utility rebates, tax incentives, and installation, operation and maintenance costs of various efficiency alternatives.  Our professionals’ extensive knowledge in energy efficiency solutions enables us to apply the most appropriate, effective and proven technologies available in the marketplace.

•                  Energy Asset Development and Management:  We leverage our engineering, implementation and project finance experience and capabilities to provide energy asset development and management services to our clients who wish to benefit from alternative and/or renewable energy sources.  In this role we serve two sets of clients: the energy consumer and investors.  For the energy consumer, we perform project feasibility assessments, evaluate alternative technologies, estimate economic returns, arrange debt and equity financing, manage the design and construction process, and operate the asset under a long-term power purchase agreement.  For our investor clients, we source, qualify and structure investment opportunities to maximize risk-adjusted returns, then manage the design and construction process and operate the assets under long-term power purchase agreements.  In some limited situations, we take equity positions in these investments.

We serve a wide range of commercial, industrial, utility and public sector clients.  Our commercial and industrial clients include many Fortune 500 companies for which we provide our energy efficiency solutions directly.  We also work for a number of utilities for which we manage or operate under their energy demand-side management programs.  Our public sector clients include federal, state and local government agencies and educational institutions, which we serve through our relationships with ESCOs and directly.  ESCOs are awarded project contracts with public sector clients, we assist the ESCOs by providing energy efficiency expertise to develop and implement tailored solutions under these contracts.  In addition we also work directly for public sector clients when the services of an ESCO are not required.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described in Part I, Item 1A, “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2010 and our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific security. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement. The risks and uncertainties described in the prospectus supplement and the documents we incorporate by reference into this prospectus are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Statement Regarding Forward-Looking Statements” immediately below.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward — looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Without limiting the foregoing, the words “may,” “believe,” “may,” “could,” “might,” “possible,” “potential,” “project,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “approximate,” “contemplate” or “continue”  “target,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. All forward-looking statements included in this prospectus are based on information available to us up to, and including, the date of this document, and we assume no obligation to update any such forward-looking statements to reflect events or circumstances that arise after the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain important factors, including those contained in or incorporated by reference into this prospectus. You should carefully review those factors and also carefully review the risks outlined in other documents that we file from time to time with the SEC.

USE OF PROCEEDS

We will retain broad discretion over the use of net proceeds to us from the sale of our securities offered hereby. Except as may be otherwise described in a prospectus supplement, we currently anticipate using any net proceeds to us for general corporate purposes, which may include working capital, general and administrative expenses, and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our current business, although we have no present commitments or agreements for any such transactions. The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the actual amount of proceeds we receive, competition and economic or other conditions.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.  If we choose to issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Pending the application of such proceeds, we may invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:.

•   the net tangible book value per share of our equity securities before and after the offering;

•   the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•   the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock that we may offer under this prospectus. For the complete terms of our common stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus. Copies of our certificate of incorporation and bylaws are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.” The terms of our common stock also may be affected by Delaware law.

Authorized and Outstanding Capital Stock

We are authorized to issue 50,000,000 shares of common stock, $0.0001 par value per share.  As of August 31, 2011, we had 23,842,556 shares of common stock outstanding.  In addition we had 4,952,692 shares of common stock reserved for issuance under outstanding options and warrants, 216,837 additional shares reserved for issuance under our 2008 Stock Incentive Plan, 185,188 shares reserved for issuance under our 2010 Non-Employee Director Stock Plan and 300,000 reserved for issuance under our 2011 Employee Stock Purchase Plan.

As of the date of this prospectus, we do not have any shares of preferred stock outstanding.

Voting Rights

For all matters submitted to a vote of stockholders, each holder of common stock is entitled to one vote for each share registered in the holder’s name on our books. Our common stock does not have cumulative voting rights. The holders of a plurality of the shares of our common stock entitled to vote in any election of directors, voting together as a single class, can elect all of the directors standing for election, if they so choose.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

Upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities of our company, subject to the prior rights of any preferred stock then outstanding.

Fully Paid and Nonassessable

All shares of our outstanding common stock are fully paid and nonassessable and any additional shares of common stock that we issue will be fully paid and nonassessable.

Other Rights and Restrictions

Holders of our common stock do not have preemptive or subscription rights, and they have no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock which we may designate in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer the holder’s shares of common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “LIME.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of our preferred stock that we may offer under this prospectus. For the complete terms of our preferred stock, please refer to our certificate of incorporation and bylaws, which are incorporated by reference into the registration statement which includes this prospectus. Copies of our certificate of incorporation and bylaws are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.” The terms of our preferred stock also may be affected by Delaware law. If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC.

Authorized and Outstanding Shares

We currently have authorized 5,000,000 shares of preferred stock, $0.01 par value per share. As of the date of this prospectus, we did not have any shares of preferred stock outstanding.

Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions

Prior to issuance of shares of each series of our undesignated preferred stock, our board of directors is required by the Delaware General Corporation Law (DGCL) and our certificate of incorporation to adopt resolutions and file a Certificate of Designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•                  the title and stated value of the preferred stock;

•                  the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•                  the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•                  whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•                  the procedures for any auction and remarketing, if any, for the preferred stock;

•                  the provisions for a sinking fund, if any, for the preferred stock;

•                  the provisions for redemption, if applicable, of the preferred stock;

•                  any listing of the preferred stock on any securities exchange or market;

•                  the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

•                  voting rights, if any, of the preferred stock;

•                  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•                  whether interests in the preferred stock will be represented by depositary shares;

•                  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•                  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•                  any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrant agreements and warrant certificate are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The following is a summary of our outstanding warrants as of June 30, 2011:

		Weighted
		Average	Weighted
	Number	Remaining	Average
	Outstanding at	Contractual	Exercise
Exercise Price	June 30, 2011	Life	Price

$4.10 - $5.00	461,976	0.4 years	$4.12
$5.01 - $7.00	75,000	2.1 years	$6.40
$7.01 - $10.00	10,000	0.5 years	$9.45
$10.01 - $15.00	21,429	1.1 years	$13.23
$15.01 - $121.80	19,524	1.5 years	$121.39

$15.01 - $121.80	587,929	0.7 years	$8.73

General

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. If we elect to do so, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants if we elect to use a warrant agent.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•                  the offering price and aggregate number of warrants offered;

•                  the currency for which the warrants may be purchased;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•                  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•                  the terms of any rights to redeem or call the warrants;

•                  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•                  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•                  the dates on which the right to exercise the warrants will commence and expire;

•                  the manner in which the warrant agreement and warrants may be modified;

•                  if applicable, material U.S. federal income tax consequences of holding or exercising the warrants;

•                  the terms of the securities issuable upon exercise of the warrants;

•                  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•                  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•                  the anti-dilution provisions of the warrants, if any;

•                  any redemption or call provisions; and

•                  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 p.m., New York City time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus and any related unit agreements and unit certificates. While the terms summarized below will apply generally to any units that we may offer, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any units offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of such unit agreements and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue, in one or more series, units comprised of shares of our common stock or preferred stock and warrants to purchase common stock or preferred stock or any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock and warrants as described in this section will apply to each unit to the extent such unit consists of shares of our common stock and preferred stock and warrants to purchase our common stock.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF OUR CERTIFICATE OF
INCORPORATION, OUR BYLAWS

AND DELWARE LAW

Some provisions of our certificate of incorporation and bylaws and Delaware law contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions also are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Anti-Takeover Effects of Certain Charter and By-Law Provisions

Our charter and By-laws contain provisions relating to corporate governance and to the rights of stockholders. Our By-laws provide that special meetings of stockholders may only be called by our Board of Directors, our Chairman of the Board or our President and shall be called by our Chairman, President or Secretary at the request in writing of stockholders owning at least one-fifth of the outstanding shares of capital stock entitled to vote. In addition, our charter provides that our Board of Directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law.  In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•                  before the date on which the stockholder became an interested stockholder, the corporation’s Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

•                  the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

•                  the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

Section 203 defines “business combination” to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, transfer, pledge or other disposition of 10% or more of our assets involving the interested stockholder;

•                  in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation’s voting stock. Business combinations include, without limitation, mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•                  to or through underwriters or dealers; or

•                  directly to purchasers, including our affiliates, or to a single purchaser;

•                  through one or more agents;

•                  through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•                  through a combination of any of these methods of sale.

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•                  the type and amount of securities we are offering;

•                  the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•                  the method of distribution of the securities we are offering;

•                  the name or names of any agents, underwriters or dealers;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities may be less than this amount.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of the securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase the securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so.

Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market. Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic Auctions

We also may make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered  will be passed upon for us by Rutter Hobbs & Davidoff Incorporated, Los Angeles, California.

EXPERTS

The financial statements and schedule as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

In addition, we maintain a web site that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our web site is www.lime-energy.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

We have filed a registration statement on Form S-3 with the SEC for the common stock offered under this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information that is not contained in this prospectus. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. You may:

•                  inspect a copy of this prospectus, including the exhibits and schedules, without charge at the public reference room;

•                  obtain a copy from the SEC upon payment of the fees prescribed by the SEC; or

•                  obtain a copy from the SEC website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents into this prospectus:

•                  our annual report on Form 10-K for the year ended December 31, 2010 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2011 annual meeting of stockholders);

•                  our quarterly report on Form 10-Q for the quarter ended March 31, 2011 and June 30, 2011;

•                  our current report on Form 8-K as filed with the SEC on March 10, 2011 (2 Reports), May 12, 2011, May 13, 2011, May 26, 2011, June 6, 2011 (2 Reports), August 1, 2011, August 8, 2011 and August 9, 2011; and

•                  the description of our Common Stock, $0.0001 par value per share, contained in our Registration Statement on Form 8-A filed on February 21, 2008, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates. In addition, we also are incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and amendments, if any, to those documents filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

You may request of copy of these filings, at no cost, by writing to Jeffrey Mistarz, Chief Financial Officer, Treasurer and Secretary, Lime Energy Co., 16810 Kenton Drive, Suite 240, Huntersville, NC 28078, or by telephone at (704) 892-4442.

1,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

May 15, 2012